Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-K of Rural Cellular Corporation for the year ended December 31, 2004, we, Richard P. Ekstrand, President and Chief Executive Officer of Rural Cellular Corporation, and Wesley E. Schultz, Executive Vice President and Chief Financial Officer of Rural Cellular Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	such Form 10-K for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Form 10-K for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Rural Cellular Corporation.

Date: March 14, 2005	/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: March 14, 2005	/s/ Wesley E. Schultz

Wesley E. Schultz Executive Vice President and Chief Financial Officer